Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS
Charles D. Christy EVP & Chief Financial Officer (810) 237-4200 charlie.christy@citizensbanking.com	Kristine D. Brenner Director of Investor Relations (810) 257-2506 kristine.brenner@citizensbanking.com
CITIZENS REPUBLIC ANNOUNCES CAPITAL RAISING STRATEGIES, SPECIAL SHAREHOLDER MEETING AND GOODWILL IMPAIRMENT
FLINT, Mich., June 25, 2009 — Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced today that, due to recent and ongoing deteriorating economic conditions across the United States in general, and in Michigan and the Upper Midwest specifically, Citizens is exploring several initiatives to bolster capital and strengthen its balance sheet. The company’s intention is to develop and have ready multiple capital raising alternatives that will ensure Citizens continues to exceed the regulatory designation of well-capitalized as further economic developments and implications dictate.
Like many financial institutions across the United States, Citizens has been impacted by deteriorating economic conditions. Recent events such as bankruptcy filings by significant automotive manufacturers and suppliers, as well as announced automotive plant and dealer closings, affect the national economy in general and the Michigan economy in particular. As a result, Citizens believes that additional capital may be necessary to maintain and strengthen its balance sheet to withstand the effects of increased economic stress and uncertainty over the coming months and years. However, Citizens currently has an insufficient number of authorized but unissued shares available to proactively raise capital, if deemed necessary. Therefore, Citizens believes it is necessary to take steps now to authorize additional shares in order to have sufficient shares to meet future well-capitalized levels in a further stressed environment.
Citizens is considering the following capital raising initiatives:
•	An offer to holders of 5.75% subordinated debentures due in 2013 to exchange shares of common stock for such debt. If such an offer is made and it is fully successful, this exchange would convert up to $125 million of outstanding debt to common stock.

•	An offer to exchange shares of common stock for outstanding trust preferred securities that are traded on the New York Stock Exchange (CTZ-PA). There is currently $150 million aggregate liquidation amount of these securities outstanding. Distributions on these securities are payable quarterly in arrears at an annual rate of 7.5%.

•	One or more offerings of common stock or convertible preferred stock for cash.

•	An investment by the U.S. Treasury of up to $190 million pursuant to its Capital Assistance Program and up to an additional $100 million under the Capital Assistance Program that would be used to redeem a portion of the outstanding preferred stock issued to the U.S. Treasury under its Capital Purchase Program in 2008.

Special Shareholder Meeting
Citizens has called a special meeting of shareholders to be held on August 20, 2009 at 8:30 am local time at the Genesys Conference and Banquet Center, 805 Health Park Blvd, Grand Blanc, Michigan for shareholders of record on June 30, 2009. The purposes of this meeting are to seek approval of an increase in the number of authorized shares of common stock from 150,000,000 to 1,050,000,000 shares, to seek approval of a proposal to issue additional shares of common stock in exchange for up to $125 million principal amount of our outstanding subordinated debentures (for which shareholder approval is required by Nasdaq rules), and to grant the board of directors authority to adjourn, postpone or continue the special meeting.
Goodwill Impairment Charge
As a result of ongoing volatility in the financial industry, the challenging economic conditions in Michigan and the Upper Midwest, the impact of continued deterioration in the credit quality of Citizens’ loan portfolios, and the uncertain trickle-down effect of recent bankruptcy filings by several major companies in the U.S automotive industry, Citizens determined it was necessary to perform an interim goodwill impairment test. As a result, Citizens performed an interim goodwill impairment test during the second quarter of 2009 which included discounted cash flow and portfolio pricing analyses that reflected management’s outlook for the current business environment. Based on these analyses, Citizens believes that the goodwill allocated to its Regional Banking reporting unit is impaired due to the continued deterioration in the credit quality of Citizens’ loan portfolios and lower earnings due to the challenging economic conditions. Accordingly, on June 25, 2009, Citizens estimated the non-cash goodwill impairment charge will be approximately $270 million during the second quarter of 2009. The goodwill impairment charge is not tax deductible, does not impact Citizens’ tangible equity or regulatory capital ratios, and does not require future cash expenditures or adversely affect Citizens’ overall liquidity position.
As required under SFAS 142, “Goodwill and Other Intangible Assets,” Citizens is concluding its interim impairment test and expects to complete this process prior to releasing its second quarter 2009 results. While the aforementioned goodwill impairment charge is an estimate, Citizens does not anticipate the final analysis to be materially different. This interim goodwill assessment will not change the timing of Citizens’ annual goodwill impairment test.
Corporate Profile
Citizens Republic Bancorp is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin, and Indiana as Citizens Bank and in Iowa as F&M Bank, with 231 offices and 267 ATMs. Citizens Republic Bancorp is the largest bank holding company headquartered in Michigan with roots dating back to 1871. Citizens Republic Bancorp is the 43rd largest bank holding company headquartered in the United States. More information about Citizens Republic Bancorp is available at www.citizensbanking.com.
Safe Harbor Statement
Discussions and statements in this release that are not statements of historical fact, including without limitation statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements regarding Citizens’ future financial and operating results, plans, objectives, expectations and intentions, are forward-looking statements that involve risks and uncertainties, many of which are beyond Citizens’ control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially.
Factors that could cause or contribute to such differences include, without limitation, the following:
•	Citizens faces the risk that loan losses, including unanticipated loan losses due to changes in loan portfolios, fraud and economic factors, could exceed the allowance for loan losses and that additional increases in the allowance will be required. Additions to the allowance for loan losses would cause Citizens’ net income to decline and could have a negative impact on its capital and financial position.
•	While Citizens attempts to manage the risk from changes in market interest rates, interest rate risk management techniques are not exact. In addition, Citizens may not be able to economically hedge its interest rate risk. A rapid or substantial increase or decrease in interest rates could adversely affect Citizens’ net interest income and results of operations.
•	Difficult economic conditions have adversely affected the banking industry and financial markets generally and may significantly affect Citizens’ business, financial condition, and results of operations.
•	An economic downturn, and the negative economic effects caused by terrorist attacks, potential attacks and other destabilizing events, would likely contribute to the deterioration of the quality of Citizens’ loan portfolio and could reduce its customer base, its level of deposits, and demand for its financial products such as loans.
•	If Citizens is unable to continue to attract and retain core deposits, to obtain third party financing on favorable terms, or to have access to interbank or other liquidity sources (as a result of rating agency downgrades or other market factors), its cost of funds will increase, adversely affecting its ability to generate the funds necessary for lending operations, reducing net interest margin and negatively affecting its results of operations.
•	Increased competition with other financial institutions or an adverse change in Citizens’ relationship with a number of major customers could reduce its net interest margin and net income by decreasing the number and size of loans originated, the interest rates charged on these loans and the fees charged for services to customers. If Citizens lends to customers who are less likely to pay in order to maintain historical origination levels, it may not be able to maintain current loan quality levels.
•	Events such as significant adverse changes in the business climate, adverse action by a regulator, unanticipated changes in the competitive environment, and a decision to change Citizens’ operations or dispose of an operating unit could have a negative effect on its goodwill or other intangible assets such that it may need to record an impairment charge, which could have a material adverse impact on its results of operations.
•	If the FDIC raises the assessment rate charged to its insured financial institutions, our FDIC insurance premium may increase and this could have a negative effect on our expenses and results of operations.
•	Citizens may proactively raise capital or its regulators may require Citizens to raise additional capital if Citizens capital levels fall below the regulatory minimums. These actions could have a dilutive effect on the existing holders of its common stock and adversely affect the market price of Citizens’ common stock.
•	Citizens may not realize its deferred income tax assets.
•	Citizens’ stock price can be volatile.
•	The trading volume in Citizens’ common stock is less than that of other larger financial services companies.
•	If Citizens’ stock does not continue to be traded on an established exchange, an active trading market may not continue and the trading price of its stock may decline.
•	An investment in Citizens’ common stock is not an insured deposit.
•	Citizens may be adversely affected by the soundness of other financial institutions.
•	Citizens could face unanticipated environmental liabilities or costs related to real property owned or acquired through foreclosure. Compliance with federal, state and local environmental laws and regulations, including those related to investigation and clean-up of contaminated sites, could have a negative effect on expenses and results of operations.
•	Citizens is a party to various lawsuits incidental to its business. Litigation is subject to many uncertainties such that the expenses and ultimate exposure with respect to many of these matters cannot be ascertained.
•	The financial services industry is undergoing rapid technological changes. If Citizens is unable to adequately invest in and implement new technology-driven products and services,

it may not be able to compete effectively, or the cost to provide products and services may increase significantly.
•	Citizens’ business may be adversely affected by the highly regulated environment in which it operates. Changes in banking or tax laws, regulations, and regulatory practices at either the federal or state level may adversely affect Citizens, including its ability to offer new products and services, obtain financing, pay dividends from its subsidiaries to its parent company, attract deposits, or make loans at satisfactory spreads. Such changes may also result in the imposition of additional costs.
•	The products and services offered by the banking industry and customer expectations regarding them are subject to change. Citizens attempts to respond to perceived customer needs and expectations by offering new products and services, which are often costly to develop and market initially. A lack of market acceptance of these products and services would have a negative effect on its financial condition and results of operations.
•	As a bank holding company that conducts substantially all of its operations through its subsidiaries, the ability of Citizens’ parent company to pay dividends, repurchase its shares or to repay its indebtedness depends upon the results of operations of its subsidiaries and their ability to pay dividends to the parent company. Dividends paid by these subsidiaries are subject to limits imposed by federal and state law.
•	New accounting or tax pronouncements or interpretations may be issued by the accounting profession, regulators or other government bodies which could change existing accounting methods. Changes in accounting methods could negatively impact Citizens’ results of operations and financial condition.
•	Citizens’ business continuity plans or data security systems could prove to be inadequate, resulting in a material interruption in, or disruption to, its business and a negative impact on its results of operations.
•	Citizens’ vendors could fail to fulfill their contractual obligations, resulting in a material interruption in, or disruption to, its business and a negative impact on its results of operations.
•	Citizens’ potential inability to integrate acquired operations could have a negative effect on its expenses and results of operations.
•	Citizens’ controls and procedures may fail or be circumvented which could have a material adverse effect on its business, results of operations and financial condition.
•	Citizens’ articles of incorporation and bylaws as well as certain banking laws may have an anti-takeover effect.
These factors also include risks and uncertainties detailed from time to time in Citizens’ filings with the SEC, which are available at the SEC’s web site www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows, financial position and prospects. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release does not constitute an offer of any securities for sale. Such offer, if made, will be made only by the prospectus or other offering document prepared in connection with such offer. Citizens has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with the solicitation of proxies by the board of directors for the special meeting of shareholders to which this communication relates. The preliminary proxy statement contains important information that shareholders should read before making any voting decision. The preliminary proxy statement and proxy are, and the definitive proxy materials will be, available for free by visiting the SEC’s web site at www.sec.gov or Citizens website at www.citizensbanking.com.